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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SKYLINE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKYLINE CORPORATION
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 26, 2005
         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Monday, September 26, 2005, at 9:00 a.m., Eastern Standard Time, for the following purposes:
          1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.
          2. To transact such other business as may properly come before the meeting, or any adjournment thereof.
          The Board of Directors has fixed the close of business on July 22, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.
By Order of the Board of Directors
James R. Weigand
Chief Financial Officer
and Secretary
August 15, 2005
IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION
2520 By-Pass Road, P.O. Box 743
Elkhart, Indiana 46515
August 15, 2005
PROXY STATEMENT
The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 26, 2005. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 15, 2005.
VOTING SECURITIES
Only shareholders of record as of the close of business on July 22, 2005, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.
ELECTION OF DIRECTORS
Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so. While the Company does not have a policy requiring Board members to attend the annual meeting, traditionally all Directors have attended the annual meeting and did so at the 2004 annual meeting.
It is proposed that seven Directors be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualifies.
It is intended that the votes authorized by the enclosed proxy will be cast for the election of the seven nominees for Directors whose names are set forth below. In the event that one or more of the nominees shall unexpectedly become unavaila-

ble for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.
      Information about the nominees for election as Directors and the beneficial ownership of Skyline Common Stock by directors as a group is as follows:

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2005	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)

ARTHUR J. DECIO, Chairman of the Board, serving in a non-executive officer and consulting capacity. Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 (Mr. Decio was an executive officer until September 24, 2001 and Chief Executive Officer of Skyline until December 16, 1998.)	74	1959	1,477,784(1)	17.6%

THOMAS G. DERANEK Vice Chairman and Chief Executive Officer Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 Mr. Deranek was elected Vice Chairman and Chief Executive Officer and a Director on September 24, 2001. He served as Chief of Staff from 1991 to 2001	69	2001	0

JERRY HAMMES 2015 West Western Avenue South Bend, Indiana 46629 President of Romy Hammes, Inc., a bank holding company and real estate investment company, South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank, Bourbonnais, Illinois. Mr. Hammes is also a Director Emeritus of St. Joseph Capital Corporation, Mishawaka, Indiana	73	1986	13,000

RONALD F. KLOSKA, 1329 East Woodside South Bend, Indiana 46614 Mr. Kloska currently serves Skyline in a consulting capacity. Mr. Kloska was Vice-Chairman and Chief Executive Officer of Skyline Corporation until September 24, 2001 and Mr. Kloska was Deputy Chief Executive Officer of Skyline until December 16, 1998	71	1965	28,600

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2005	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)

WILLIAM H. LAWSON One Sarasota Tower, Suite 408 Sarasota, Florida 34236 Retired March 31, 2003 as Chairman of the Board, Chief Executive Officer and a Director of Franklin Electric Company, Inc., a manufacturer of electric motors, Bluffton, Indiana. Mr. Lawson is a Director of JSJ Corporation and Sentry Insurance, a Mutual Company	68	1975	3,000

DAVID T. LINK Dean Emeritus Notre Dame Law School University of Notre Dame Notre Dame, Indiana 46556 President and CEO International Centre for Healing and the Law 9292 W. KL Avenue Kalamazoo, Michigan 49009	68	1994	600

ANDREW J. MCKENNA 8338 North Austin Avenue Morton Grove, Illinois 60053 Chairman of Schwarz, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a director of Click Commerce, Aon Corporation and Chairman of McDonald’s Corporation	75	1971	12,300
ALL NOMINEES AND
OFFICERS AS A GROUP			1,572,264	18.7%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2)	Less than one percent unless otherwise indicated.
Skyline has standing Audit, Nominating and Governance and Compensation Committees of the Board. Information about Board and Committee meetings is as follows:
      The Audit Committee consists of Messrs. Hammes, McKenna, Lawson, and Link. It met seven times during the fiscal year ended May 31, 2005. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s books, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board of Directors has adopted a written charter for the Audit Committee. The members of Skyline’s Audit Committee are all “independent” as defined in the applicable Listing Standards. Messrs. Hammes, McKenna, Lawson, and Link are all “Audit Committee Financial Experts”.
      The Nominating and Governance Committee consists of Messrs. McKenna, Hammes, Lawson and Link, all of whom are independent. It met one time during the last fiscal year.
      The Nominating and Governance Committee identifies individuals qualified to become Board Members, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board relating to the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in our Code of Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains the right to modify these qualifications from time to time. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to our assistant secretary Linda Philippsen at our principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. These letters must also identify the author as a shareholder of Skyline, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the assistant secretary will be delivered to members of the Nominating and Governance Committee.
      The Compensation Committee consists of Messrs. Lawson, McKenna, Hammes and Link. It met two times during the last fiscal year. The functions of the Compensation Committee are to discharge the Board’s responsibilities relating to compensation of Skyline executives and produce an annual report on executive compensation for inclusion in the Skyline proxy statement, review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions.
      The Executive Committee of the Board of Directors consists of Messrs. Decio, McKenna, Hammes, Lawson and Link, and met five times during the last fiscal year. This Committee exercises the powers of the Board of Directors in the management of the business affairs of Skyline, subject to the approval of the full Board of Directors at the next regular or special meeting.
      The Board of Directors met or took action six times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member, except that one Board member missed one Board meeting.
Report of the Audit Committee
       The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent auditors PricewaterhouseCoopers LLP the matters required to be discussed by Codification of Statements on Auditing Standards, AU §380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is attached as Exhibit A and available on our website at www.skylinecorp.com.

Jerry Hammes, Chairman
Andrew J. McKenna
William H. Lawson
David T. Link

Audit Fees
      The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements for the last two fiscal years ending May 31, 2004 and May 31, 2005 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were $195,000 for the year ended May 31, 2004 and were $407,000 for the year ended May 31, 2005.
Audit-Related Fees
      The aggregate fees billed for professional services during the last two fiscal years for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $15,000 for the fiscal year ended May 31, 2004 and were $16,000 for the fiscal year ended May 31, 2005.
Tax Fees
      The aggregate fees billed in each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers, LLP for tax compliance, tax advice, and tax planning were $11,000 for fiscal year ended May 31, 2004 and were $11,000 for fiscal year ended May 31, 2005. The services were the review, assistance and preparation and signing of Skyline’s consolidated Federal tax return.
All Other Fees
      The aggregate fees billed Skyline for services by PricewaterhouseCoopers LLP, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for each of the last two fiscal years were $1,000 for the fiscal year ended May 31, 2004 and were $0 for the fiscal year ended May 31, 2005.
      The Audit Committee’s preapproval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i) require any and all engagements must receive explicit approval by the committee after the committee has received an adequate description of the proposed engagement.

      The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%. The number of hours spent by persons other than full-time permanent employees of PricewaterhouseCoopers LLP on auditing Skyline’s financial statements for the most recent fiscal years was less than 50% of the total number of hours.
Code of Ethics
      Skyline has Codes of Ethics which apply to all employees, officers and directors. The ethics policy is posted on our website at www.skylinecorp.com.
CERTAIN OTHER BENEFICIAL OWNERS
      The following persons, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s common stock or are members of management identified in the summary compensation table but who are not on Skyline’s Board. The beneficial ownership of Skyline common stock by the members of its Board and its nominees for directors is shown in the table under “Election of Directors” above.

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2005	Class(1)

Private Capital Management, Inc.	1,351,353	16.1%
8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108

Gabelli Asset Management, Inc.	982,000	11.7%
One Corporate Center Rye, NY 10580-1435

T. Rowe Price Associates Inc.(2)	833,500	9.93%
100 East Pratt Street Baltimore, Maryland 21202

Terrence M. Decio	30,080
Vice President, Marketing and Sales 2520 Bypass Road Elkhart, Indiana 46514

William H. Murschel	4,000
President and Chief Operations Officer 2520 Bypass Road Elkhart, Indiana 46514

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2005	Class(1)

Christopher R. Leader	1,000
Vice President, Operations 2420 Bypass Road Elkhart, Indiana 46514

James R. Weigand	800
Chief Financial Officer and Secretary 2520 Bypass Road Elkhart, Indiana 46514
   (1) Less than one percent (1%) if not specified.
   (2) T. Rowe Price Associates, Inc. (Price Associates) has informed Skyline that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline’s common stock.
EXECUTIVE COMPENSATION
       The following table sets forth all cash compensation paid during the fiscal year ended May 31, 2005 for each of the highest paid executive officers or significant employees of Skyline, including the Chief Executive Officer and for a significant employee. The table also shows for each such officer or employee, the amounts set aside during the last fiscal year under Skyline’s Profit Sharing Plan.

			All Other
		Annual Compensation	Compensation

				(Vested
Name and				Profit
Principal Position	Year	Salary($)	Bonus($)	Sharing)

Thomas G. Deranek	2005	300,000	50,000	9,000
Vice Chairman and Chief Executive Officer;	2004	300,000	70,000	9,000
Chief of Staff until September 24, 2001	2003	298,000	70,000	9,000

William H. Murschel	2005	360,000	50,000	9,000
President and Chief Operations Officer	2004	360,000	70,000	9,000
	2003	360,000	70,000	9,000

Terrence M. Decio*	2005	290,000	45,000	9,000
Vice-President, Marketing and Sales	2004	290,000	60,000	9,000
	2003	288,800	60,000	9,000

James R. Weigand	2005	230,000	40,000	9,000
Chief Financial Officer and Secretary	2004	210,000	50,000	9,000
	2003	209,200	50,000	9,000

Christopher R. Leader	2005	210,000	40,000	9,000
Vice-President, Operations	2004	210,000	50,000	9,000
	2003	200,000	50,000	9,000
   * Terrence M. Decio is considered a significant employee, rather than an executive officer of Skyline.
Compensation of Directors
       Directors who are not employees of Skyline receive an annual fee of $16,000 payable in quarterly installments and receive $500 for each Board or Committee meeting attended. Chairmen of Board Committees who are not employees of Skyline receive an additional $2,000 annually and Committee members who are not employees of Skyline receive an additional $1,500 annually payable in quarterly installments.
Transactions with Management
       The son-in-law of Thomas G. Deranek, the Chief Executive Officer of Skyline, is employed as a network administrator by Skyline. He was hired by and reports to James R. Weigand, Chief Financial Officer, and he received total compensation as an employee of $61,000.

Termination of Employment Arrangements
       The Skyline Corporation and Affiliates Employees’ Profit Sharing Plan provides benefits on death, disability or retirement for substantially all employees. Employees become eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount of contribution under the Plan is at the discretion of Skyline each year. The maximum contribution for any participant shall not exceed 12% of a participant’s basic compensation. Upon retirement, death or permanent total disability, a participant is entitled to all of the funds credited to his account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his account, ranging from 0% after one year of employment to 100% after seven years. Forfeitures resulting from any employee’s termination of employment prior to full vesting will be used to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant’s account balance bears to the total account balances of all participants. Skyline reserves the right to modify, amend or terminate the Plan. In the event of termination of the plan, the entire amount theretofore contributed under the Plan must be paid to participants or their beneficiaries and under no circumstances reverts to Skyline.
      Under an insurance plan, payments would be made to the below named executive officers and three former executive officers, and current and former executive officers as a group, for a period of 10 years upon retirement from Skyline at age 60, 62 or later, in the following annual amounts: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $60,000; Christopher R. Leader, $60,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000; and all current and former executive officers as a group, consisting of 9 individuals, $645,000. Under the same insurance plan, in the event of the death of any of these individuals while employed by Skyline, payments would be made for a period of 10 years in the annual amounts hereinafter specified to the beneficiaries of the following individuals and group: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $40,000; Christopher R. Leader, $40,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000 and 2 other executive officers, totaling 9 individuals, $575,000. Skyline is the owner and beneficiary of policies insuring the lives of all these individuals in the total amount of $4,942,000.
      In addition, in the event of the death of Arthur J. Decio, whether before or after his retirement from Skyline, Skyline has agreed to pay his survivor(s) the sum of $2,700,000, which at the present income tax rates, would result in after tax cost to Skyline of approximately $1,620,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.
      The appreciation in cash surrender value of all of the above-described insurance policies is such that there is no current cost to Skyline for their maintenance.
Compensation Committee Interlocks and Insider Participation
       The following persons served as members of the Compensation Committee of Skyline’s Board of Directors during the fiscal year ended May 31, 2005: William H. Lawson, Andrew J. McKenna, Jerry Hammes and David T. Link. Arthur J. Decio is the Chairman of the Board of Skyline, and is a member of the Board of Directors of Schwarz. Andrew J. McKenna is Chairman of Schwarz.
Report of the Compensation Committee
on Executive Compensation
       The compensation of Skyline’s executive officers is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of its affiliates. The following report with respect to compensation paid to Skyline’s executive officers for the fiscal year ended May 31, 2005 is furnished by the Compensation Committee.
      General Policies. Skyline’s compensation programs are intended to enable Skyline to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is Skyline’s policy to reward exceptional performance and contributions to the development of Skyline’s business. To attain these objectives, Skyline’s executive compensation program includes a competitive base salary coupled with the opportunity to participate in a bonus pool which is created based on the performance of Skyline’s business. The Compensation Committee establishes the base salaries and discretionary bonuses which will be paid to Skyline’s executive officers for each fiscal year. In setting salaries and bonuses, the Compensation Committee takes into account several factors, including compensation paid by competitors and other industries’ compensation data as well as qualitative factors bearing on an individual’s experience, responsibilities, management and job performance. The Compensation Committee evaluates the contributions to Skyline’s overall performance during the last fiscal year, leadership, effectiveness and commitment of all executive officers, including the Chief Executive Officer. For the fiscal year ended May 31, 2005, each of the executive officers received a bonus, in the amounts set forth above in the executive compensation table.
      Salaries. Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to Skyline’s business. Comparative salaries paid by other companies in the industries in which Skyline does business are considered in establishing the salary level for a given position. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of Skyline’s executive officers. The particular qualifications and level of experience of the individual holding the position are also considered in establishing a salary level when the individual is first appointed to a given position.
      Bonus. Skyline provides executive officers the opportunity to earn an annual incentive bonus based on an evaluation of the executive’s individual performance and Skyline’s performance. No executive officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for executives, the Compensation Committee consults with the Chairman of the Board.
      Other. In addition, the executive officers participate in a profit sharing program and insurance and other plans described above providing payments on death or retirement.
      Compensation of Chief Executive Officer (“CEO”). In setting the base salary and bonus for Skyline’s CEO for the fiscal year ended May 31, 2005 the Compensation Committee considered the same factors as with other executive officers of Skyline. The Compensation Committee believes the CEO’s compensation was fully supported by those standards.

William H. Lawson, Chairman
Andrew J. McKenna
Jerry Hammes
David T. Link

Being all the members of Skyline’s
Compensation Committee

      The graph below compares the cumulative, five-year shareholder returns on Skyline Common Stock to the cumulative, five-year shareholder returns for (a) the S&P 500 Stock Index, (b) an index of peer companies selected by Skyline and (c) the peer group used by Skyline in last year’s Proxy Statement. The New Peer Group is composed of four publicly-held companies which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the New Peer Group are Cavalier Homes, Inc., Champion Enterprises, Inc., Coachmen Industries, Inc and Fleetwood Enterprises, Inc. For this year’s Proxy Statement Skyline modified the previous year’s peer group as follows: removed Liberty Homes, Inc. because it is no longer listed on a national exchange; removed Thor Industries because it is solely a recreational vehicle manufacturer whose weighted market capitalization had grown to represent more than 50% of the old group’s total weighted average return; and added Cavalier Homes because of the similarities in their manufactured housing products and their competitive position in the industry.
PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG SKYLINE CORPORATION, S & P 500 INDEX, AN OLD PEER GROUP AND A NEW PEER GROUP

	Cumulative Total Return

	2000	2001	2002	2003	2004	2005

Skyline Corp.	100.00	121.76	177.85	150.96	215.61	219.70
S&P 5000	100.00	89.45	77.06	70.85	83.83	90.74
New Peer Group	100.00	118.55	113.11	63.31	136.30	117.07
Old Peer Group	100.00	114.20	153.36	131.30	212.84	210.92

*	Notes:

$100 invested on 5/31/00 in stock or index, including reinvestment of dividends although Skyline has no dividend reinvestment plan. Fiscal year ending May 31.

Total return is based on market capitalization.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS
       The Board of Directors has affirmatively determined that each of the four non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, and David T. Link, is an independent Director and therefore, that a majority of Skyline’s seven person Board of Directors is currently independent as so defined. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, and additional categories considered appropriate by the Board:

1.	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.	A Director who is an employee, or whose immediately family member is an executive officer of Skyline or any of its subsidiaries, is not independent until three (3) years after the end of such employment relationship;

3.	A Director who receives or his immediately family member receives more than $100,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation;

4.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of our company or any of its subsidiaries, is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling below such threshold; and

7.	The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

      The foregoing independence determination of the Board of Directors also included the conclusions of the Board that:

1.	Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under Sec. Rule 10A-3(b).
      Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that there will be regular executive sessions during the fiscal year ending May 31, 2006 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors. There were two executive sessions in the fiscal year ending May 31, 2005.
      Our Board of Directors has adopted a statement of governance principles that is available on our Company’s website at www.skylinecorp.com.
INDEPENDENT PUBLIC AUDITORS
       Skyline’s independent public accounting firm is PricewaterhouseCoopers LLP. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
       Skyline provides for a procedure for shareholders to communicate with the Board. Shareholders may send communications to the attention of the Board Members or Committees in care of board@skylinecorp.com.
SHAREHOLDER PROPOSALS
       To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at Skyline’s principal executive offices not later than the close of business on April 4, 2006. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on June 19, 2006 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on June 19, 2006.
      Notice of intention to present proposals at the 2006 Annual Meeting should be addressed to:
James R. Weigand
Chief Financial Officer
and Secretary
Skyline Corporation
2520 By-Pass Road
Elkhart, Indiana 46514
      The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS
       As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.
      The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $6,500 to Georgeson Shareholder Communications, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, telefax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.
      Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.
By Order of the
Board of Directors
James R. Weigand
Chief Financial Officer
and Secretary

Exhibit A
CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
SKYLINE CORPORATION
       The Audit Committee shall consist of at least three (3) directors, all of whom are independent (as defined in Section 17 of the Code of Federal Regulations) of management of the Corporation and any of its subsidiaries and free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment respecting the matters over which the Committee is given authority. The Board shall also determine that each member is financially literate and that one member of the Audit Committee has accounting or related financial management expertise as such qualifications are interpreted by the Board of Directors in its business judgment and whether any member of the Audit Committee is an Audit Committee financial expert as defined by the rules of the Securities and Exchange Commission.
      No Director shall serve as a member of the Audit Committee if such Director serves on the Audit Committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee, and discloses this determination in the Corporation’s annual proxy statement.
      The members of the Audit Committee shall be elected annually by the Board of Directors in connection with the annual meeting of the board. Members shall be elected by the Board of Directors with due regard to such member’s training in, or experience with, accounting and financial reporting issues. Members of the Committee may be removed, and vacancies on the Committee may be filled by the Board of Directors in accordance with the Code of By-laws of the Corporation. The Chairman of the Audit Committee may be designated by the Board of Directors and, in the absence of such designation, may be elected by the Audit Committee from among their members.
      The Audit Committee shall assist the Board of Directors to oversee the Corporation’s financial reporting processes, its internal financial control structures and its internal and external financial audit processes. The Committee’s purpose includes assisting the Board’s oversight of integrity of the financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Corporation’s internal audit functions and independent auditors. The Committee shall conduct an annual self-evaluation.
      The Audit Committee has oversight authority over the following matters (collectively referred to herein as “Financial Matters”):

•	The quality, accuracy and integrity of the Corporation’s annual financial statements, including footnotes and related disclosures.

•	The quality, scope, independence, and procedures of the independent auditors’ and their audits of the Corporation’s financial statements.

•	The quality, appropriateness and implementation of the Corporation’s significant accounting policies.

•	Audit conclusions respecting significant estimates and adjustments.

•	The disclosure, treatment or resolution of any material weakness in financial reporting or controls or reportable conditions identified by management, the internal audit department or the independent auditors.

•	The quality, adequacy and appropriateness of the Corporation’s internal financial control structures, including any circumstances in which such controls may be overridden or compromised.

•	The quality, adequacy and appropriateness of the Corporation’s internal auditing processes.

•	Disagreements among management, the internal audit department or the independent auditors.

•	The assessment of material risks or contingencies that may affect the Corporation’s financial reporting including the risk of liability associated with litigation or noncompliance with law.

•	The Corporation’s compliance with legal and regulatory requirements.

•	The preparation of such reports as may be required by SEC rules.

•	The policies with respect to risk assessment and risk management shall be discussed and reviewed periodically by the Audit Committee.

•	To set clear hiring policies for employees or former employees of the independent auditors.

•	Such other matters affecting the quality, integrity or accuracy of the Corporation’s financial reporting as the Committee deems relevant to any of the forgoing matters.
Committee Duties and Responsibilities
      To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:
      1. With respect to independent auditors:

(i)	To be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of the disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	To be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	To pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	To ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Corporation’s independent auditors;

(v)	To obtain from the independent auditors in connection with any audit a timely report relating to the Corporation’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments preferred by the independent auditors, and any mate-

rial written communications between the independent auditors and management, such as “management” letter or schedule of unadjusted differences;

(vi)	To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	To discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

(viii)	To review and approve all related party transactions of the Corporation; and

(ix)	To take into account the opinions of management and the Corporation’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

      2.     With respect to the internal auditing department:

(i)	To review the appointment and replacement of the director of the internal auditing department; and

(ii)	To advise the director of the internal auditing department that he or she is expect to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto.

3.	With respect to accounting principles and policies, financial reporting and internal control over financial reporting:

(i)	To advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	To consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports and communications related to:

•	Deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	Consideration of fraud in a financial audit;

•	Detection of illegal acts;

•	The independent auditors’ responsibility under generally accepted auditing standards;

•	Any restriction on audit scope;

•	Significant accounting policies;

•	Significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	Management judgments and accounting estimates;

•	Any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	The responsibility of the independent auditors for other information in documents containing audited financial statements;

•	Disagreements with management;

•	Consultation by management with other accountants;

•	Major issues discussed with management prior to retention of the independent auditors;

•	Difficulties encountered with management in performing the audit;

•	The independent auditors’ judgments about the quality of the entity’s accounting principles;

•	Reviews of interim financial information conducted by the independent auditors; and

•	The responsibilities, budget and staffing of the Corporation’s internal audit function.

(iii)	To meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•	To discuss the scope of the annual audit;

•	To review and discuss the annual audited financial statements and quarterly financial statements, including the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	To discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Corporation’s financial statements;

•	To discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	To discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

•	To review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	To discuss, as appropriate (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(iv)	To inquire of the Corporation’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(v)	To discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, and to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	To obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchanges Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	To discuss with the Corporation’s General Counsel any significant legal, compliance or regulatory matters that have a material effect on the financial statements or the Corporation’s business, financial statements or the Corporation’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	To discuss and review the type and presentation of information to be included in earning press releases;

(ix)	To discuss the types of financial information and earning guidance provided, and types of presentations made, to analysts and ratings agencies;

(x)	To establish procedures for the receipt, retention and treatment of complaints receive by the Corporation regarding accounting, internal accounting control or auditing matters, and for the confi-

dential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters;

(xi)	To review and discuss any reports concerning material violations submitted to it by Corporation attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise; and

(xii)	To establish hiring policies for employees or former employees of the independent auditors.

4.	With respect to reporting and recommendations:

(i)	To prepare any report or other disclosures, including any recommendations of the Audit Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(ii)	To review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	To report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)	To prepare and review with the Board and annual performance evaluation of the Audit Committee, which evaluation of the Audit Committee must compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee to make this report.
Resources and Authority of the Audit Committee
      The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

      The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
Investigations Procedure for Handling Complaints And Obtaining Advice
      The Audit Committee has authority to require investigations and to obtain advice respecting the Corporation’s Financial Matters and the Committee’s exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the forgoing, the Committee has authority to direct management, including the Corporation’s counsel, the independent auditors and the director of internal audit to investigate any Financial Matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation’s counsel, to obtain advice respecting the exercise of the Committee’s authority and to direct such counsel to investigate such legal issues relating to Financial Matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority to engage independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to Financial Matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors. The Committee shall establish procedures for receiving and handling complaints received by the Corporation regarding internal accounting controls or audit matters and procedures for anonymous submission of complaints by employees regarding questionable accounting or audit matters.
Procedural Matters
      The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Committee shall meet at least four (4) times per year. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.
      At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or purview of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence, all relationships between the independent auditor and the Corporation). The Committee shall also obtain from the auditors all items required for the proxy statement relating to the auditors’ compensation.
      The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.
      The Audit Committee shall meet separately, periodically, with management, with internal auditors, and with the independent auditors, and shall further report regularly to the Board of Directors.
      ADOPTED BY THE BOARD OF DIRECTORS this 16th day of June, 2005.

     IMPORTANT: Please mark, sign, date and promptly return this proxy using the enclosed envelope.
PROXY
SKYLINE CORPORATION
This Proxy Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints James R. Weigand and Linda R. Philippsen as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 22, 2005, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Monday, September 26, 2005, at 9:00 a.m., Eastern Standard Time, and at any adjournments thereof.
1. ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, Thomas G. Deranek, Jerry Hammes, Ronald F. Kloska, William H. Lawson, David T. Link, and Andrew J. McKenna
Mark Only One Box:

☐ FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any)	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be signed on other side)

(Continued from other side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.
    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 15, 2005.

Dated: August 15, 2005
Please Print:	Signature

Name

Name	Signature

Address
Date:

Address

City, State, Zip Code
Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.